                        RRUN Staff Consultant Memorandum

By and Between:
                        RRUN Ventures Network Inc.      herein known as ("RRUN" or "The Company")
                        62 W. 8th Avenue, 4th Floor,
                        Vancouver, BC
                        Canada V5Y 1M7
And
                        Troy Mutter                     herein known as  ("TM")
                        1974 Cliffwood Road
                        North Vancouver, BC
                        Canada V7G 1S2                  Ph. 604-984-2886

ON this the 1st day of October, 2002.

WHEREAS RRUN is desirous of engaging TM as an independent Staff Consultant and
TM is desirous of performing as an independent Staff Consultant for RRUN as per the following terms and conditions;

1)   Services
     1.1) TM will provide Independent Staff Consultant services to RRUN (details as per Schedule A), including but not limited to:
              - Business development for RRUN;
              - Business development for RRUN subsidiaries such as RAHX, Inc.
                ("RAHX");
              - Venture Development.
     1.2) It is understood by both parties that during the term of this
     Memorandum TM will be considered a "Staff Consultant" defined as a consultant that affords the Company with the first right to purchase and subsequently benefit from his/her services during the Term.  Under this
     Memorandum "First Right shall be defined as all services required by the
     Company of TM during the Term shall take precedent over services of other
     Clients of TM.

2)   Compensation
     2.1) RRUN will compensate TM for the above mentioned services as per the following:
     2.2.) Cash Compensation of USD $3,000/month plus commissions (See terms
     Schedule B)
     2.3) Reimbursement or advancement of reasonable expenses related to the services rendered hereunder.
     2.4) Consideration for Stock Options Grants or Warrants Grants* (See
     Schedule B)

3)   Term
     3.1) The Term of this Memorandum will be for a term of three months until
     December 31, 2002 and renewable for four (4) additional 3 month term(s).
     - The renewable term(s) will be effective automatically unless the
     Memorandum is terminated as per section 4 below. Terms of this Memorandum will continue to stand for all consequent renewal terms unless specified.
     3.2) This Memorandum may be replaced at the option of RRUN by a long form consultant or employment agreement.
     3.3) During the term RRUN reserves the right to conduct periodic reviews of services provided by TM to RRUN.

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4)   Termination
     Either party has the right to terminate this agreement at any time. RRUN must provide TM with 15 days notice of termination. TM must provide RRUN with 30 days notice of termination.

THIS Memorandum is governed by the laws of the province of British Columbia.

Agreed and Accepted on the date above written:

                                                /s/ Troy Muter
_________________________________              ______________________________
RRUN Ventures Network Inc.                          Troy Mutter
Authorized Signatory

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Schedule A - Scope of Services

Responsibilities including but not limited to the following:
              - Business development for RRUN;
              - Business development for RRUN subsidiaries such as RAHX, Inc.
                ("RAHX");
              - Venture Development.

Specifically, including but not limited to:
        o   assist, lead or co-lead research and help actualize acquisitions
            (i.e. nightclubs, promotion companies, etc.)
        o   assist to strategize and manage the growth of closed acquisitions
            (with sales and marketing management, and HR)
        o   work with Management with strategy, management and structure
        o   ongoing effort towards business networking to grow RRUN's business interests
        o   work to secure partnerships with promoters and promotion companies
        o   work to secure strategic partners
        o   develop, market and sell sponsorship packages
        o   work with Management to develop the RAHX Live promotion network
        o   create, present and help actualize new business projects
        o   assist in the headhunting and hiring process of quality employees
        o   assist with development of business structure of RRUN (i.e.
            improving efficiency and effectiveness of business operations)
        o   oversee sales, marketing and promotions team (short-medium term), develop and oversee bus dev team (long term)

Schedule B - Compensation Terms

________________________________________________________________________________
Chart B1) Cash Compensation Terms
________________________________________________________________________________

Total       USD $3,000 / month
________________________________________________________________________________

Billing     Invoiced to RRUN or RAHX, Inc. or other subsidiary as directed by
            RRUN management. Invoiced Monthly at rate of USD $3000.00/month. All payments to be made to Troy Mutter.
________________________________________________________________________________

________________________________________________________________________________
Chart B2) Commission Based Incentive Structure
________________________________________________________________________________
______________________________________ _________________________________________
Commissionable Transaction             Details
______________________________________ _________________________________________
Acquisitions                           5% on stock exchanges and 2.5% on cash
                                       exchanges (i.e. if an acquisition closes
                                       and RRUN expends $100,000 USD in stock
                                       and $100,000 USD in cash, TM would
                                       receive $5,000 USD in stock and $2,500
                                       USD in cash)
______________________________________ _________________________________________
Sponsorships                           $1,000 USD in stock for every $10,000 USD
                                       of sponsorship secured made and 10% cash
                                       commission
______________________________________ _________________________________________
Strategic Partners                     $1,000 USD in stock and $2,500 USD in
                                       cash
______________________________________ _________________________________________
Human Resources                        $1,000 USD in stock and $1,000 USD in
                                       cash for each employee

______________________________________ _________________________________________
Note:
 -  All stock based conversion done at market price
 -  All stock based compensation is defined as RRUN common stock
 -  All above compensation is in effect only when TM is the lead agent for RRUN on the transaction
 -  The transaction must close fully for TM to receive the respective commission
 -  Commission will be payable in 60 days upon closing of Transaction
________________________________________________________________________________

________________________________________________________________________________
Chart B3)  Stock Derivatives (Options and Warrants)
________________________________________________________________________________
Note 1: - during the Term the Company will consider TM eligible for Grants of
Stock Options or Warrants.
________________________________________________________________________________

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